Exhibit 2.7

FIRST SUPPLEMENTAL INDENTURE
Dated as of July 14, 2023
Among
AZUL SECURED FINANCE LLP
as Issuer
AZUL S.A.
as Parent Guarantor
AZUL LINHAS AÉREAS BRASILEIRAS S.A.
INTELAZUL S.A.
ATS VIAGENS E TURISMO LTDA.
AZUL IP CAYMAN HOLDCO LTD.
AZUL IP CAYMAN LTD.
as Guarantors
UMB BANK, N.A.,
as Trustee, Paying Agent, Transfer Agent and U.S. Collateral Agent
and
TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA.
as Brazilian Collateral Agent
11.500% Senior Secured Second Out Notes due 2029

i

SUPPLEMENTAL INDENTURE dated as of July 14, 2023 (this “Supplemental Indenture”), to the Indenture dated as of July 14, 2023 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), by and between Azul Secured Finance LLP, a limited liability partnership formed under the laws of the State of Delaware (the “Issuer”), Azul S.A., a Brazilian corporation (sociedade por ações) (“Azul”), as the parent guarantor (the “Parent Guarantor”), Azul Linhas Aéreas Brasileiras S.A., a Brazilian corporation (sociedade por ações) (“Azul Linhas”), IntelAzul S.A., a Brazilian corporation (sociedade por ações) (“IntelAzul”), ATS Viagens e Turismo Ltda. a Brazilian limited liability company (sociedade limitada) (“Azul Viagens”), Azul IP Cayman Holdco Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400853 (“IP HoldCo”), Azul IP Cayman Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400854 (“IP Co”, together with IP HoldCo, the “IP Parties” and the IP Parties together with the Parent Guarantor, Azul Linhas, IntelAzul and Azul Viagens, the “Guarantors”) and UMB Bank, N.A., a national banking association, as Trustee (“Trustee”), U.S. Collateral Agent (“U.S. Collateral Agent”), Registrar, Paying Agent and Transfer Agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent (the “Brazilian Collateral Agent” and, together with the U.S. Collateral Agent, the “Collateral Agents”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):
WHEREAS, the Issuer, the Guarantors, the Collateral Agents and the Trustee have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Issuer’s Notes to be issued in one or more Series as provided in the Base Indenture;
WHEREAS, the Issuer and Guarantors desire and have requested the Trustee and Collateral Agents to join in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Issuer of a Series of Notes designated as its 11.500% Senior Secured Second Out Notes due 2029 (the “2029 Notes”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein;
WHEREAS, Section 2.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Issuer, the Guarantors, the Trustee and the Collateral Agents for such purpose, without the consent of Holders, provided certain conditions are met;
WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors, the Collateral Agents and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE:
In consideration of the premises and the purchase and acceptance of the 2029 Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:
ARTICLE 1
CERTAIN DEFINITIONS
The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture the terms defined herein will govern.
“2029 Notes” has the meaning provided in the Recitals.
“2029 Notes Initial Call Date” means May 28, 2025.
“Indenture” has the meaning provided in the Preamble.
“Issuer” has the meaning provided in the Base Indenture.
“Paying Agent” means UMB Bank, N.A., a national banking association, or any successor paying agent.
“Redemption Date” means, with respect to the 2029 Notes, the date fixed for such redemption by or pursuant to this Supplemental Indenture.
“Registrar” means UMB Bank, N.A., a national banking association, or any successor registrar of the 2029 Notes.
“Supplemental Indenture” has the meaning provided in the Preamble.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs:
(1)The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the 2029 Notes Initial Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2029 Notes Initial Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
(2)If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the quarterly equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2029 Notes Initial Call Date. If there is no United States Treasury security maturing on the 2029 Notes Initial Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2029 Notes Initial Call Date, one with a maturity date preceding the 2029 Notes Initial Call Date and one with a maturity date following the 2029 Notes Initial Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the 2029 Notes Initial Call Date. If there are two or more United States Treasury securities maturing on the 2029 Notes Initial Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to calculate or verify any calculation of the redemption price.
“Trustee” has the meaning provided in the Preamble.

ARTICLE 2
SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL
The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the 2029 Notes and shall not apply to any other Notes that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Notes specifically incorporates such changes, modifications and supplements.
(a)Pursuant to this Supplemental Indenture, there is hereby created and designated one Series of Notes under the Base Indenture entitled the “11.500% Senior Secured Second Out Notes due 2029”.
(b)The 2029 Notes shall be in the form of Exhibit A hereto (the “Specimen 2029 Note”), which is hereby incorporated into this Supplemental Indenture by reference. The terms of the 2029 Notes shall be as follows:
(i)The 2029 Notes are to be issued initially in an aggregate principal amount of US$294,215,000; provided however, that the aggregate principal amount of the 2029 Notes which may be outstanding may be increased by the Issuer upon the terms and subject to the conditions set forth in the Indenture and the 2029 Notes.
(ii)The 2029 Notes will mature on May 28, 2029.
(iii)The 2029 Notes will bear interest at a rate of 11.500% per annum.
(iv)The date from which interest shall accrue, the Notes Interest Payment Date and the regular record date for the interest payable on any payment date will be as set forth in the Specimen 2029 Note.
(v)Principal and interest on the 2029 Notes are payable at the Corporate Trust Office, except as otherwise provided in the Specimen 2029 Note.
(vi)The 2029 Notes shall be redeemable at the redemption prices and on the terms set forth in Article 4 of this Supplemental Indenture. Except as otherwise provided in Article 4 of this Supplemental Indenture, redemption of the 2029 Notes shall be made in accordance with the terms of Article 3 of the Base Indenture.
(vii)The 2029 Notes will not be subject to any sinking fund.
(viii)The 2029 Notes are issuable in denominations of US$175,000 and integral multiples of US$1.00 in excess thereof.
(ix)The 2029 Notes are to be issued initially as Global Notes. Beneficial owners of interests in the 2029 Notes may exchange such interests in accordance with the Indenture and the terms of the 2029 Notes.
(x)The “Notes Depositary” with respect to the 2029 Notes will initially be DTC.

(xi)Interest on the 2029 Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.
(xii)The terms of the 2029 Notes shall include such other terms as are set forth in the Specimen 2029 Note and in the Indenture. To the extent the terms of the Indenture and the Specimen 2029 Note are inconsistent, the terms of the Specimen 2029 Note will govern.
(xiii)In addition to the Events of Default set out in Section 6.02 of the Base Indenture, in respect of the 2029 Notes only, the Event of Default set out in Section 4.03(e) of this Supplemental Indenture shall also be applicable.
ARTICLE 3
[RESERVED]
ARTICLE 4
REDEMPTION
The following provision shall apply with respect to the 2029 Notes:
Section 4.01. Redemption at the Option of the Issuer with a Make-Whole Premium.
(a)Prior to the 2029 Notes Initial Call Date, the Issuer may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)(A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2029 Notes were redeemed on the 2029 Notes Initial Call Date at the applicable redemption price for such date set forth in the table in Section 4.02(a) of this Supplemental Indenture on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (B) interest accrued to the Redemption Date (the excess of such amount, if any, over the principal amount to be redeemed, the “2029 Notes Make-Whole Redemption Premium”); and
(ii)100% of the principal amount of the 2029 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon, and any additional amounts, if any, to the Redemption Date.
(b)Except as provided in this Section 4.01, the redemption shall be undertaken in accordance with the provisions of Article 3 of the Base Indenture.

Section 4.02. Redemption at the Option of the Issuer without a Make-Whole Premium.
(a)On or after the 2029 Notes Initial Call Date, the Issuer may, at its option, redeem the 2029 Notes, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to, but excluding, the Redemption Date and additional amounts, if any, on the 2029 Notes redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 28 of the years indicated below, subject to the rights of Holders of 2029 Notes on the relevant record date to receive interest on the relevant Notes Interest Payment Date:

Year	Percentage
2025	103.000%
2026 (and thereafter)	100.000%
(b)Except as provided in this Section 4.02, the redemption shall be undertaken in accordance with the provisions of Article 3 of the Base Indenture.
Section 4.03. Mandatory Repurchase Offer.
(a)The Issuer shall, no later than October 26, 2024, consummate an offer (the “2029 Notes Repurchase Offer”) to all Holders of 2029 Notes to purchase, on a pro rata basis, US$55,900,850 in principal amount of the 2029 Notes, at a purchase price equal to 100% of the principal amount of the 2029 Notes plus accrued and unpaid interest and additional amounts, if any, thereon to, but excluding, the repurchase date. The Issuer shall be permitted to commence the 2029 Notes Repurchase Offer on any Business Day determined by the Issuer in its sole discretion; provided that the 2029 Notes Repurchase Offer is consummated on or before October 26, 2024.
(b)If the Issuer has not consummated the 2029 Notes Repurchase Offer by November 30, 2023, then the Interest Rate on the 2029 Notes shall increase by 2.000% (the “Repurchase Offer Step-up Amount”) with effect from such date. The Repurchase Offer Step-up Amount shall cease to apply with effect from the date that the Issuer consummates the 2029 Notes Repurchase Offer.
(c)A notice of the 2029 Notes Repurchase Offer (the “2029 Notes Repurchase Offer Notice”) shall be sent by first class mail or sent electronically, no later than the commencement of the 2029 Notes Repurchase Offer, to each Holder at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC.
(d)The Obligors will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making the 2029 Notes Repurchase Offer, and the above procedures will be deemed modified as necessary to permit such compliance.
(e)It shall be an Event of Default with respect to the 2029 Notes if the Issuer has not consummated the 2029 Notes Repurchase Offer by October 26, 2024.

(f)Prior to the consummation of the 2029 Notes Repurchase Offer, the Obligors shall not, and the Parent Guarantor shall procure that its Subsidiaries shall not:
(i)on or after the Final Settlement Date (as defined in the Offering Memorandum), other than pursuant to the Exchange Offers (as defined in the Offering Memorandum), repurchase, redeem, defease, prepay or otherwise acquire or retire for value (a) any Exchanged 2024 Notes or Exchanged 2026 Notes, (b) AerCap Secured Obligations in excess of US$50.0 million, or (c) any Convertible Debentures;
(ii)make any payment, prepayment, repurchase, redemption, defeasance or other acquisition or retirement for value, for more than a de minimis amount, in respect of any Indebtedness of the Parent Guarantor or any of its Subsidiaries, in each case other than any mandatory or scheduled payment, prepayment, repurchase, redemption, defeasance or other acquisition or retirement for value of such Indebtedness in accordance with, or otherwise to comply with, the terms of such Indebtedness; and
(iii)make any Restricted Payment,
(g)except for the issuance by the Parent Guarantor or any of its Subsidiaries (or the agreement to issue), to any lessors and original equipment manufacturers, of any senior unsecured notes or equity instruments convertible into preferred shares as contemplated by the following section of the Offering Memorandum: “Summary—Recent Developments—Proposed Lease and OEM Supplier Restructuring.”
(h)Except as provided in this Section 4.03, the repurchase shall be undertaken in accordance with the provisions of Article 3 of the Base Indenture.
ARTICLE 5
MISCELLANEOUS
Section 5.01. Governing Laws; Waiver of Jury Trial.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE 2029 NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENTS AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE 2029 NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.02. No Adverse Interpretation of Other Agreements.
This Supplemental Indenture may not be used to interpret any other indenture (other than the Base Indenture), loan or debt agreement of the Issuer or Guarantors or of any other Person. Any such indenture (other than the Base Indenture), loan or debt agreement may not be used to interpret this Supplemental Indenture.
Section 5.03. Successors and Assigns.
All agreements of the Issuer and the Guarantors in this Supplemental Indenture and the 2029 Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors.
Section 5.04. Severability.
In case any provision in this Supplemental Indenture or in the 2029 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 5.05. Table of Contents, Headings, Etc.
The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 5.06. Counterparts.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or any related document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Neither the Trustee nor the Collateral Agents shall have a duty to inquire into or investigate the authenticity or authorization of any electronic signature and both shall be entitled to conclusively rely on any electronic signature without any liability with respect thereto.

Section 5.07. Confirmation of Indenture.
The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto with respect to the 2029 Notes shall be read, taken and construed as one and the same instrument.
Section 5.08. Trustee Disclaimer.
The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Issuer and not the Trustee.
Section 5.09. Waiver of Immunity.
With respect to any proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any court of competent jurisdiction, and with respect to any judgment, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
Section 5.10. Limited Recourse; Non-Petition.
The provisions of Section 13.08 of the Base Indenture are incorporated herein mutatis mutandis.

SIGNATURES
IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above.

AZUL SECURED FINANCE LLP
By:	Azul Linhas Aéreas Brasileiras S.A., as Managing Partner

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

AZUL S.A.

By:	/s/ Thais Vieira Haberli
	Name:	Thais Vieira Haberli
	Title:	Attorney-in-Fact

AZUL LINHAS AÉREAS BRASILEIRAS S.A.

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

INTELAZUL S.A.

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

ATS VIAGENS E TURISMO LTDA.

By:	/s/ Thais Vieira Haberli
	Name:	Thais Vieira Haberli
	Title:	Attorney-in-Fact

[Signature Page to Supplemental Indenture]

AZUL IP CAYMAN HOLDCO LTD.

By:	/s/ Alexandre Wagner Malfitani
	Name:	Alexandre Wagner Malfitani
	Title:	Director

AZUL IP CAYMAN LTD.

By:	/s/ Alexandre Wagner Malfitani
	Name:	Alexandre Wagner Malfitani
	Title:	Director

Witnessed by:

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe

Witnessed by:

By:	/s/ Thais Vieira Haberli
	Name:	Thais Vieira Haberli
[Signature Page to Supplemental Indenture]

UMB BANK, N.A.,
as Trustee, Paying Agent, Transfer Agent and
U.S. Collateral Agent

By:	/s/ Israel Lugo
	Name:	Israel Lugo
	Title:	Vice President
[Signature Page to Supplemental Indenture]

TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA.
as Brazilian Collateral Agent

By:	/s/ Karla Fernandes
	Name:	Karla Fernandes
	Title:	Managing Director
[Signature Page to Supplemental Indenture]

EXHIBIT A
FORM OF 11.500% SENIOR SECURED SECOND OUT NOTES DUE 2029
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Signature Page to Supplemental Indenture]

CUSIP [               ]
ISIN [              ]1
[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
US$______________]
11.500% Senior Secured Second Out Notes due 2029
No. ___     [US$______________]
AZUL SECURED FINANCE LLP
promises to pay to CEDE & CO. or registered assigns, the principal sum of US$ [_____] (___________________________________________ United States Dollars) (as revised by the Schedule of Increases or Decreases in the Global Note attached hereto) on May 28, 2029.
Payment Dates: February 28, May 28, August 28 and November 28 of each year commencing on August 28, 2023, or if such day is not a Business Day, the next succeeding Business Day
Record Dates: Each Business Day immediately preceding each Payment Date
1    Rule 144A Notes CUSIP: 05501WAA0
Rule 144A Notes ISIN: US05501WAA09
Regulation S Notes CUSIP: U0551YAA3
Regulation S Notes ISIN: USU0551YAA39
[Signature Page to Supplemental Indenture]

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:
AZUL SECURED FINANCE LLP

	By:	Azul Linhas Aéreas Brasileiras S.A., as Managing Partner

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

This is one of the Notes referred to in the within-mentioned Indenture:

UMB BANK, NATIONAL ASSOCIATION, Trustee and U.S. Collateral Agent, Registrar, Paying Agent and Transfer Agent
Dated:

By:
Authorized Signatory

[Signature Page to Supplemental Indenture]

[Back of Note]
11.500% Senior Secured Second Out Notes due 2029
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.INTEREST AND PRINCIPAL. The Issuer promises to pay the outstanding principal amount on the Notes in full on May 28, 2029. The Notes will bear interest at a rate of 11.500% per annum on the outstanding principal amount thereof, provided that (i) if the LTV Ratio (as defined in the Indenture) exceeds 62.50%, the interest rate on the Notes for each subsequent interest period will increase by 2.000% until such time as the LTV Ratio does not exceed 62.5%, and (ii) if the Repurchase Offer Step-up Amount (as defined in the Indenture) applies, the rate of interest on the Notes shall increase by 2.000% with effect from the date that the Repurchase Offer Step-up Amount applies until the date that the Repurchase Offer Step-up Amount ceases to apply, in each case pursuant to the terms of the Indenture. Interest on the Notes is payable quarterly in arrears on each Payment Date and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance, to but excluding such Payment Date, calculated on the basis of a 360-day year composed of twelve 30-day months. Interest will also be paid on each prepayment date, redemption date or repurchase date, as the case may be, as provided in the Indenture on the amount of principal so paid for the period from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding such date of payment.
2.METHOD OF PAYMENT. The Issuer will pay interest, additional amounts, if any, principal and premium, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day immediately preceding the Payment Date, even if such Notes are canceled after such record date and on or before such Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest. Payment of interest and additional amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided, that payment by wire transfer of immediately available funds will be required with respect to interest, additional amounts, if any, principal and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, the Indenture and the Guarantees.
3.PAYING AGENT AND REGISTRAR. Initially, UMB Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer may act in any such capacity.
[Signature Page to Supplemental Indenture]

4.INDENTURE. The Issuer issued the Notes under an Indenture, dated as of July 14, 2023 (the “Base Indenture”), as supplemented by the first supplemental indenture to the Base Indenture dated as of July 14, 2023 (the “First Supplemental Indenture”) and the second supplemental indenture to the Base Indenture dated as of July 14, 2023 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), among the Issuer, the Guarantors, UMB Bank, National Association, as Trustee and U.S. Collateral Agent, Registrar, Paying Agent and Transfer Agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian Collateral Agent. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 11.500% Senior Secured Second Out Notes due 2029. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.03 and Section 4.10 of the Base Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.REDEMPTION, PREPAYMENT AND REPURCHASE. The Notes may be redeemed at the option of the Issuer and may be the subject of a Mandatory Prepayment Event, a Parent Change of Control Offer, a Mandatory Repurchase Offer or a 2029 Notes Repurchase Offer, as further provided in the Indenture. Except as provided in the Indenture, the Issuer shall not be required to make any mandatory prepayments, redemptions, repurchases or sinking fund payments with respect to the Notes.
6.DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of US$175,000 and integral multiples of US$1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for prepayment, redemption or tendered (and not withdrawn) for repurchase in connection with a Mandatory Prepayment Event, a Parent Change of Control Offer, a Mandatory Repurchase Offer, a 2029 Notes Repurchase Offer or other tender offer, respectively, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
7.PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.02 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.
[Signature Page to Supplemental Indenture]

10.AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
11.LIMITED RECOURSE AND NON-PETITION. The provisions of Section 13.08 of the Base Indenture are incorporated herein mutatis mutandis.
12.GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
13.NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:
If to the Issuer and/or any Guarantor:
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP, 06460-040, Brazil
Fax: +55 11 4134-9890
Attention: Raphael Linares Felippe
Email: raphael.linares@voeazul.com.br
in respect of IP Co and IP HoldCo, with a copy (which shall not constitute notice) to:
c/o the offices of Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands
Attention: The Directors
Email: cayman@maples.com
and
c/o the offices of Walkers Fiduciary Limited
190 Elgin Avenue
George Town
Grand Cayman KY1-9008
Cayman Islands
Attention: The Directors
Email: fiduciary@walkersglobal.com
[Signature Page to Supplemental Indenture]

If to the Trustee or the U.S. Collateral Agent:
UMB Bank, National Association
5910 N Central Expressway, Suite 1900
Dallas, Texas 75206
United States of America
Attention: Corporate Trust & Escrow Services
Email: Israel.Lugo@umb.com
If to the Brazilian Collateral Agent:
TMF Brasil Administração e Gestão de Ativos Ltda.
Avenida Marcos Penteado de Ulhoa Rodrigues, 939
Edifício Jacarandá, Tower I, 10th Floor, Room 3,
Barueri, SP 06460-040
Brazil
The Issuer, any Guarantor, the Trustee or the Collateral Agents, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of the Indenture or this Note, where the Indenture or this Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
[Signature Page to Supplemental Indenture]

The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuer, any Guarantor or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
[Signature Page to Supplemental Indenture]

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
[Signature Page to Supplemental Indenture]

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.09 of the Base Indenture, Section 4.35 of the Base Indenture, or Section 4.03 of the First Supplemental Indenture, check the appropriate box below:
[ ] Section 3.09 of the Base Indenture
[ ] Section 4.35 of the Base Indenture
[ ] Section 4.03 of the First Supplemental Indenture
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.09 of the Base Indenture, Section 4.35 of the Base Indenture, or Section 4.03 of the First Supplemental Indenture, state the amount you elect to have purchased:

US$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
[Signature Page to Supplemental Indenture]

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE
The initial outstanding principal amount of this Global Note is US$__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, or cancellations of principal amount of Notes represented hereby, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian
[Signature Page to Supplemental Indenture]